                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Fenel M. Eloi, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this registration statement and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

         Signatures                       Title                                    Date
         ----------                       -----                                    ----


/s/ Paul G. Thomas               President and Chief Executive Officer       January 13, 2000
------------------               and Director
Paul G. Thomas


/s/ Stephen A. Livesey           Executive Vice President and Director       January 13, 2000
----------------------
Stephen A. Livesey


/s/ Michael E. Cahr              Director                                    January 13, 2000
-------------------
Michael E. Cahr


                                 Director                                    January 13, 2000
-------------------
James G. Foster


/s/ David A. Thompson            Director                                    January 13, 2000
---------------------
David A. Thompson


/s/ Peter J. Constantino         Director                                    January 13, 2000
------------------------
Peter J. Constantino


                                 Director                                    January 13, 2000
---------------------
K. Flynn McDonald

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